UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2003
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Background

On April 17, 2003, Exabyte Corporation ("Exabyte" or the "Company") entered into agreements with Silicon Valley Bank ("SVB"), Meritage Private Equity Funds, L.P. ("Meritage") and Tom W. Ward ("Ward) (Meritage and Ward are collectively referred to as "Guarantors"). Previously, Exabyte and SVB entered into a Loan and Security Agreement dated June 18, 2002 ("Loan Agreement"), which has been amended. The Company is in default of certain covenants required under the Loan Agreement. As a condition to SVB's waiving these existing defaults, agreeing to lend additional funds to the Company, and effecting certain modifications to the Loan Agreement, SVB required the Guarantors to enter into overadvance guaranties ("Overadvance Guaranties") in favor of SVB. As consideration for SVB's actions and the Guarantors' agreement to enter into the Overadvance Guaranties, the Company will, among other things, issue shares of common stock (or warrants) to each party, as more fully described below.

Third Modification Agreement

Exabyte and SVB entered into a Third Modification Agreement ("Modification Agreement") pursuant to which SVB agrees, among other matters, to lend to the Company up to $2,500,000 in excess of its current credit limit (provided that the total amount outstanding under the Loan Agreement does not exceed the maximum credit limit of $20,000,000), waive all defaults existing as of April 17, 2003, increase the Company's total credit limit, and change the maturity date of the Loan Agreement to September 30, 2003. As consideration for the Modification Agreement, the Company issued to SVB 2 million shares of common stock (SVB may elect to receive, in lieu of common stock, warrants to purchase the same number of shares), and will pay a cash fee at a later date. As a condition to modifying the Loan Agreement, SVB required the Guarantors to enter into the Overadvance Guaranties and a subordination agreement ("Subordination Agreement").

Each Subordination Agreement, dated April 17, 2003, provides that the Guarantor subordinate to SVB: (1) all of Exabyte's present and future indebtedness and obligations to the Guarantor; and (2) all of the Guarantor's present and future security interests in Exabyte's assets and property (collectively, the "Subordinated Debt"). The Guarantors may not demand any payment, exercise any remedy or participate in any action with respect to the Subordinated Debt, until Exabyte's debts to SVB have been satisfied.

The Modification Agreement also requires that Exabyte provide to SVB its plan to address certain operating issues including but not limited to: consolidating its Colorado operations into a single location; reducing its inventory; resolving outstanding issues related to its liabilities to certain vendors; reducing certain expenses; and identifying segments of its business that may be considered for sale.

SVB's agreement to advance sums in excess of the credit limit will terminate automatically upon the termination of the Overadvance Guaranties, which termination provision is described below.

Guaranties

Guarantor Agreement. The Company entered into a Guarantor Agreement ("Agreement') with Meritage and Ward on April 17, 2003. Under this Agreement, the Guarantors agree to pay to SVB up to $2,500,000 of advances in excess of the SVB credit limit if the Company is unable to pay its outstanding loans under the Loan Agreement. As consideration for the Agreement, the Company: (1) entered into an Intellectual Property Security Agreement (described below) with the Bank and the Guarantors; and (2) will issue to the Guarantors (pro-rata) a total of 25,000,000 shares of common stock on April 21, 2003. If the Agreement is still in effect on July 15, 2003, an additional 12.5 million shares will be issued to the Guarantors (pro-rata). Likewise, if the Agreement is still in effect on September 15, 2003, another 12.5 million shares will be issued to the Guarantors (pro-rata). All shares of common stock may be issued, at the sole discretion of each Guarantor, as warrants to purchase an equal number of shares of common stock with an exercise price equal to then-current market value. Because Exabyte does not currently have sufficient authorized shares to meet all of its obligations should its preferred stockholders or option holders exercise their conversion or exercise rights, each Guarantor agreed not to exercise any options or warrants to purchase common stock or convert any preferred stock into common stock until the number of authorized shares of common stock is increased.

Overadvance Guaranties. Pursuant to such agreements the Guarantors guarantee pro rata (among the two Guarantors, 90% for Meritage and 10% for Mr. Ward) up to: (1) $2,500,000 above the Loan Agreement credit limit; or (2) 100% of the amount outstanding under the Loan Agreement in excess of the credit limit on the earlier of: (x) September 30, 2003, (y) the date on which SVB accelerates or otherwise exercises remedies under the Loan Agreement or (z) the date on which a bankruptcy petition is filed. Under the Overadvance Guaranties, SVB agrees to use its good faith efforts to exhaust its remedies against the collateral for a period of 270 days after the maturity date of the Loan Agreement, whether as stated in the Agreement or by acceleration of the maturity of obligations. However, in the event of a bankruptcy, SVB is not required to undertake such action but has agreed not to seek to enforce the Overadvance Guaranties for a period of 270 days after the commencement of such a proceeding. Should the Guarantors have to pay any amounts under the Overadvance Guaranties, the Guarantors will be deemed to have purchased a participation interest in the loans under the Loan Agreement in an amount equal to the amount paid. In such event, the Guarantors will have the same rights as SVB under the Loan Agreement, but the Guarantors' exercise of those rights will be subrogated to the rights of SVB under the Loan Agreement to the extent of the amount so paid. The Overadvance Guaranties expire on the earlier of the first date on which the outstanding loans under the Loan Agreement have not exceeded the credit limit for a period of 60 days, or the closing of an offering of Exabyte's securities resulting in net proceeds to Exabyte of at least $2,500,000 (provided that at such time the outstanding loans under the Loan Agreement do not exceed the credit limit or the proceeds of such offering are used to bring the loans within the credit limit).

Intellectual Property Security Agreement. In connection with the execution of the Overadvance Guaranties, on April 17, 2003, the Company entered into an Intellectual Property Security Agreement ("Security Agreement") with the Guarantors and Ecrix Corporation ("Ecrix"). Pursuant to the Security Agreement, Exabyte and Ecrix granted to the Guarantors a security interest in all of their present and future right, title and interest in, to and under its Intellectual Property, as such term is defined in the Loan Agreement. However, the rights of the Guarantors under the Security Agreement are subordinate to those of SVB pursuant to the Subordination Agreement described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	April 24, 2003	By	/s/ Craig G. Lamborn
Craig G. Lamborn
Vice President, Chief Financial Officer